Exhibit 99.1

SYMMETRY HOLDINGS INC. RECEIVES STOCKHOLDER

APPROVAL OF NOVAMERICAN ACQUISITION

New York, NY (October 25, 2007) ( Symmetry Holdings Inc. (“Symmetry”) (AMEX: SHJ, SHJ-U, and SHJ-WS) is pleased to announce that at today’s Special Meeting of Stockholders, its stockholders approved its proposed acquisition of all of the issued and outstanding shares of Novamerican Steel Inc. (“Novamerican”) (NASDAQ: TONS) by way of a court-approved statutory plan of arrangement under the Canada Business Corporations Act. Over 80% of the shares cast were voted in favor of the acquisition proposal, and holders of approximately 20% of the shares issued in Symmetry’s initial public offering both voted against the acquisition proposal and properly exercised their conversion rights.

Corrado De Gasperis, Symmetry’s CEO, said, “We have delivered an excellent growth opportunity ahead of our most optimistic schedule and with strong support from our investors. Novamerican is well suited for the implementation of our operating methodology – The Decalogue™. We are proud of the fine efforts of our entire team. We are both ready and eager to begin implementing our plan.”

The acquisition is expected to be consummated during the first two weeks of November 2007, subject to obtaining the required approval of Novamerican’s stockholders and the satisfaction of other conditions, as discussed in greater detail in the arrangement agreement relating to the acquisition. The meeting of Novamerican’s shareholders to consider the proposed acquisition is scheduled for October 31, 2007. Novamerican’s principal shareholders have agreed to irrevocably support and vote all of their common shares of Novamerican (approximately 67.5% of the shares outstanding) in favor of the acquisition pursuant to the terms of their lock-up agreement with Symmetry.

Following completion of the acquisition, a successor corporation to Novamerican will be a wholly-owned indirect subsidiary of Symmetry.

About Symmetry Holdings Inc.

Symmetry is a company formed for the specific purpose of acquiring businesses that are in the basic industries sector. On June 21, 2007, Symmetry entered into an arrangement agreement with Novamerican, pursuant to which it plans to acquire all of the outstanding common shares of Novamerican by way of a court-approved statutory plan of arrangement under the Canada Business Corporations Act. For additional information on Symmetry Holdings Inc., visit its website at http://www.symmetryholdings.com.

About Novamerican Steel Inc.

Novamerican, based in Montréal, Canada with twenty-two operating locations in Canada and the United States, processes and distributes carbon steel, stainless steel and aluminum products and operates as an intermediary between primary metal producers and manufacturers that require processed metal, often on a just-in-time delivery basis. Novamerican also produces roll formed steel sections and manufactures heavy equipment parts and accessories. Novamerican's flat rolled processing capabilities include pickling, slitting, blanking, leveling, temper-rolling and cutting-to-length to precise customer specifications. Additionally, Novamerican performs many of these processing services for customers who provide their own steel, referred to in the industry as toll processing. For additional information on Novamerican Steel Inc., visit its website at http://www.novamerican.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Symmetry, Novamerican, the proposed transaction and their combined business after completion of the proposed transaction. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Symmetry’s management, are subject to risks and uncertainties (including those described in Symmetry’s and Novamerican’s public filings with the Securities and Exchange Commission), which could cause actual results, events and circumstances to differ materially from the forward-looking statements. In some cases, one can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. The reader is cautioned not to rely on these forward-looking statements. Symmetry disclaims any obligation to update these forward-looking statements.

Contact:

Karen G. Narwold, General Counsel, 646-429-1540 (office); 917-207-7924 (cell)